Exhibit 5.





August 7, 1996



Data Transmission Network Corporation
9110 West Dodge Road, Suite 200
Omaha, NE  68114

Gentlemen:

         We have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Data Transmission Network Corporation (the "Company") with the Securities and Exchange Commission in connection with the shelf registration of 75,000 shares of the $.001 par value Common Stock of the Company (the "Shares") to be issued to and sold by warrant holders upon the exercise of warrants previously issued by the Company.

         Based upon the foregoing, in our opinion the Shares will be, when issued and paid for upon exercise of the warrants underlying the Shares as contemplated in the Registration Statement, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     ABRAHAMS, KASLOW & CASSMAN



                                                     By: /s/ R. Craig Fry
                                                     -------------------------



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